                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

            We consent to the  incorporation  by reference  in the  Registration
Statement on Amendment  No. 1 to Form S-3 of our report dated  February 16, 2004 relating to the 2003 consolidated  financial statements of Catskill Development,
LLC and  Subsidiaries  which appear in Empire  Resorts,  Inc.'s annual report on
Form 10-KSB for the year ended  December 31, 2003, as filed with the  Securities and  Exchange  Commission  on March 30, 2004,  and to the  reference to our firm under the caption "Experts" in this registration statement.

                                             /s/ Friedman LLP
                                             ----------------
                                             Friedman LLP

New York, New York
September 30, 2004